Exhibit 10.47

EVEREST RE GROUP, LTD.

2003 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

(As Amended Effective November 20, 2003)

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

        This Agreement is made as of the Grant Date (as defined in paragraph 1 below), by and between Everest Re Group, Ltd. (the “Corporation”) and the Participant.

        WHEREAS, the Corporation maintains the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan (the “Plan”), which is incorporated into and forms part of this Agreement, and the Participant has been selected by the committee administering the Plan (the “Committee”) to receive a Non-qualified Stock Option Award under the Plan;

        NOW, THEREFORE, IT IS AGREED, by and between the Corporation and the Participant, as follows;

1.     Terms of Option. The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

(a)	The “Participant” is ______________ .

(b)	The “Grant Date” is ______________ .

(c)	The number of “Covered Shares” is ______________ Common Shares.

(d)	The “Exercise Price” is $ _____________ per share.

Other capitalized terms used in this Agreement are as defined herein, or as defined in the Plan.

2.     Exercise. This Agreement specifies the terms of the option (the “Option”) granted to the Participant to purchase the number of Covered Shares at the Exercise Price per share as set forth in paragraph 1. The Option is not intended to constitute an “incentive stock option” as that term is defined in Section 422(b) of the Code. The Option may be exercised only in accordance with the Plan, as supplemented by this Agreement, and not otherwise.

(a)	Subject to the limitations of this Agreement, each Installment of Covered Shares shall become vested and exercisable on and after the Vesting Date for such Installment as described in the following schedule (but only if the Participant’s Date of Termination has not occurred before the Vesting Date):

INSTALLMENT	VESTING DATE APPLICABLE TO INSTALLMENT
34% of Covered Shares	First Anniversary of the Grant Date
33% of Covered Shares	Second Anniversary of the Grant Date
33% of Covered Shares	Third Anniversary of the Grant Date

(b)	The Option may not be exercised for less than the lesser of 50 Common Shares or the full number of Common Shares for which the Option is then exercisable.

(c)	Notwithstanding the foregoing, the Option shall become fully vested and exercisable as follows:

(i)	in the event of a Change in Control, or

(ii)	if the Participant’s service as a director is terminated by reason of death or disability (as determined by the Committee).

(d)	The Option may be exercised on or after the date of the Participant’s termination only as to that portion of the Covered Shares for which it was exercisable, or became exercisable, upon the Date of Termination.

3.     Expiration. the Option shall not be exercisable after the Corporation’s close of business on the last business day that occurs prior to the Expiration Date. The “Expiration date” shall be the earliest to occur of the following:

(a)	the ten-year anniversary of the grant date;

(b)	if the Date of Termination occurs by reason of the Participant’s death or disability, as determined by the Committee, then the three-year anniversary of the Date of Termination;

(c)	if the Date of Termination occurs by reason of the Participant’s removal as a director for Cause, then the Date of Termination; or

(d)	if the termination occurs for reasons other than provided in subparagraph (b) or (c) above, then the three-year anniversary of the Date of Termination.

4.     Method of Exercise. to the extent then exercisable, the Option may be exercised by the Participant by giving written notice of exercise to the Corporation in such form as may be provided by the Committee specifying the number of Common Shares with respect to which the Option is to be exercised and the Exercise Price therefore and such other information as the Committee may require. Such exercise shall be effective upon receipt by the Corporation of such written notice together with the required payment of the Exercise Price and any applicable withholding taxes.

5.     Payment of Exercise Price. Payment of the Exercise Price, and any applicable withholding taxes, may be made by any of the following methods:

(a)	by cash, or by check payable to the Corporation;

(b)	by the delivery of shares of Stock owned for at least six months by the holder of the Option having a Fair Market Value equal to the aggregate Exercise Price;

(c)	by a combination of cash, check or such Common Shares; or

(d)	the Participant may also simultaneously exercise Options and sell the Common Shares thereby acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from such sale as payment of the Exercise Price and any applicable withholding taxes. Subject to the foregoing, the Corporation will deliver to the Participant within a reasonable period of time thereafter, a certificate or certificates representing the Common Shares so acquired, registered in the name of the Participant or in accordance with other delivery instructions provided by the Participant and acceptable by the Committee.

6.     Transferability. Except as otherwise provided in this paragraph 6, the Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant’s life, may be exercised only by the Participant. However, the Participant, with the approval of the Committee, may transfer the Option for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Option. The term “Immediate Family” means the Participant’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant).

7.     Rights as a Stockholder. The Participant shall have no rights as a shareholder with respect to any Common shares subject to the Option until the date the Participant becomes the holder of record with regard thereto. Except as provided in Section 9 of the Plan, no adjustment shall be made for dividends or other rights with respect to such Common Shares.

8.     Holding Period for Directors. For purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, at least six (6) months must lapse from the date of the Participant’s acquisition of the Option to the date of its exercise.

9.     No Right to Continued Services. Nothing herein shall obligate the Corporation or any Subsidiary or affiliate of the Corporation to continue the Participant’s services for any particular period or on any particular basis of compensation.

10.     Burden and Benefit. The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Participant and his or her executors or administrators, heirs, and personal and legal representatives.

11.     Execution. No person shall have any rights under this Option unless and until the Participant has executed and delivered this Agreement to the Corporation. By executing this Option Agreement, the Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

12.     Modifications. No change or modification of this Agreement shall be valid unless it is in writing and signed by the parties hereto.

13.     Entire Agreement. This Agreement, together with the Plan, sets forth all of the promises, agreements, conditions, understandings, warranties and representations, oral or written, express or implied, between the parties hereto with respect to the Option. The terms and conditions of the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

14.     Genders. The use of any gender herein shall be deemed to include the other gender and the use of the singular herein shall be deemed to include the plural and vice versa, wherever appropriate.

15.     Notices. Any and all notices required herein shall be addressed: (i) if to the Corporation, to the principal executive office of the Corporation; and (ii) if to the Participant, to his or her address as reflected in the records of the Corporation.

16.     Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted.